Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Amendment No. 1 to Form S-4 of our report dated April 10, 2023 relating to the financial statements of Edify Acquisition Corp., which includes an explanatory paragraph relating to Edify Acquisition Corp.’s ability to continue as a going concern, which is contained in that Prospectus. We also consent to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

October 13, 2023